                                                                    EXHIBIT 12.1






                                                       THREE MONTHS ENDED
                                                           MARCH 31,         YEAR ENDED DECEMBER 31,
                                                      --------------------   -----------------------
            EXCLUDING INTEREST ON DEPOSITS              1999        1998        1998         1997
         -------------------------------------        --------    --------   ----------   ----------
   I.    Pretax income from continuing
         operations                                   $181,564    $162,025   $  675,226   $  571,183
                                                      --------    --------   ----------   ----------
  II.    Interest expense, excluding interest
         on deposits                                    92,124      71,046      328,513      237,598
                                                      ========    ========   ==========   ==========
 III.    Rental expense                               $ 19,011    $ 18,301   $   75,712   $   66,186
         Less:
         Rental income from subleases                    1,364         924        3,692        3,610
                                                      --------    --------   ----------   ----------
         Rental expense, net                            17,647      17,377       72,020       62,576
         Rental factor                                    0.33        0.33         0.33         0.33
                                                      --------    --------   ----------   ----------
         Rental expense - adjusted                    $  5,824    $  5,734   $   23,767   $   20,650
                                                      ========    ========   ==========   ==========
 IVa.    Dividends on preferred stock                 $     --    $     --   $       --           --
   b.    Preferred dividends grossed-up for
         income taxes (35%)                                 --          --           --           --
   V.    Total earnings (sum I, II, III)               279,512     238,805    1,027,506      829,431
 VIa.    Total fixed charges (sum II, III,
         IVa)                                           97,948      76,780      352,280      258,248
   b.    Total fixed charges and preferred
         dividend requirements (sum II, III,
         IVb)                                           97,948      76,780      352,280      258,248
 VII.    Ratio of earnings to fixed charges
         (V/VIa)                                          2.85x       3.11x        2.92x        3.21x
         Ratio of earnings to combined fixed
         charges and preferred dividend
         requirements (V/VIb)                             2.85x       3.11x        2.92x        3.21x
         INCLUDING INTEREST ON DEPOSITS
VIII.    Interest on deposits                         $162,977    $169,125   $  672,893   $  682,019
   IX    Total earnings (sum I, II, III, VIII)         442,489     407,930    1,700,399    1,511,450
  Xa.    Total fixed charges (sum II, III,
         IVa, VIII)                                    260,925     245,905    1,025,173      940,267
   b.    Total fixed charges and preferred
         dividend requirements (sum II, III,
         IVb, VIII)                                    260,925     245,905    1,025,173      940,267
  XI.    Ratio of earnings to fixed charges
         (IX/Xa)                                          1.70x       1.66x        1.66x        1.61x
         Ratio of earnings to combined fixed
         charges and preferred dividend
         requirements (IX/Xb)                             1.70x       1.66x        1.66x        1.61x


          YEAR ENDED DECEMBER 31,
       ----------------------------------
          1996         1995        1994
       ----------   ----------   --------
   I.
       $  433,706   $  467,405   $337,662
       ----------   ----------   --------
  II.
          194,673      191,929    135,699
       ==========   ==========   ========
 III.  $   58,857   $   56,609   $ 51,500
            3,701        4,375      3,393
       ----------   ----------   --------
           55,156       52,234     48,107
             0.33         0.33       0.33
       ----------   ----------   --------
       $   18,201   $   17,237   $ 15,875
       ==========   ==========   ========
 IVa.  $    2,544   $    2,700   $  3,035
   b.
            3,914        4,154      4,669
   V.     646,580      676,571    489,236
 VIa.
          215,418      211,866    154,609
   b.
          216,788      213,320    156,243
 VII.
             3.00x        3.19x      3.16x
             2.98x        3.17x      3.13x
VIII.  $  659,034   $  630,303   $464,033
   IX   1,305,614    1,306,874    953,269
  Xa.
          874,452      842,169    618,642
   b.
          875,822      843,623    620,276
  XI.
             1.49x        1.55x      1.54x
             1.49x        1.55x      1.54x